SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 19, 2007
WEYERHAEUSER COMPANY
(Exact name of registrant as specified in its charter)

WASHINGTON	1-4825	91-0470860

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Federal Way, Washington		98063-9777

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (253) 924-2345
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Exhibits are filed herewith in connection with the public offering by Weyerhaeuser Company of $450 million aggregate principal amount of its Floating Rate Notes due 2009 pursuant to its Registration Statement on Form S-3 (File No. 333-104752).
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
1.1	Underwriting Agreement dated September 19, 2007 between Weyerhaeuser Company and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as representatives of the several underwriters.

4.1	Form of Floating Rate Note due 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY
By:	/s/ Jeanne Hillman
Its: Vice President and Chief
Accounting Officer

Date: September 20, 2007

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